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                                                                    EXHIBIT 99.5


AGENDA ITEM IV.
CIEDB Board Meeting
November 10, 1997

                               RESOLUTION B97-17

     RESOLUTION OF THE CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK APPROVING THE TERMS AND CONDITIONS FOR THE ISSUANCE OF NOT TO EXCEED $800 MILLION OF RATE REDUCTION BONDS TO FINANCE THE RECOVERY OF TRANSITION COSTS BY SAN DIEGO GAS AND ELECTRIC COMPANY, THE EXECUTION OF VARIOUS RATE REDUCTION BOND FINANCING DOCUMENTS AND THE MAKING OF RELATED APPROVALS, FINDINGS AND DETERMINATIONS

     WHEREAS, AB 1890 (Chapter 854, Statutes of 1996), as amended by SB 477 (Chapter 275, Statutes of 1997) (collectively, "Restructuring Legislation"), provides the legislative foundation for transforming the regulatory framework of California's electric utility industry; and

     WHEREAS, the Restructuring Legislation allows each California investor-owned electric utility (each, an "IOU") to recoup net costs of its uneconomic generation-related assets and obligations (defined in the Restructuring Legislation as "transition costs") from its customers within its historic service territory and authorizes the issuance of rate reduction bonds (as defined in the Restructuring Legislation) ("Bonds") to facilitate the recovery of a portion of these transition costs and the implementation of a ten percent rate reduction for residential and small commercial electric customers; and

     WHEREAS, pursuant to the Restructuring Legislation, a project for the financing of transition costs and the acquisition of transition property (as defined in the Restructuring Legislation) upon the request of an IOU is deemed to be in the public interest and eligible for financing by the California Infrastructure and Economic Development Bank ("Bank"); and

     WHEREAS, pursuant to Resolutions B97-06 and B97-15 the Bank approved the form of application for the financing of transition costs ("Application Form") and has established procedures for the expeditious review of applications submitted by the IOUs for the issuance and approval of the Bonds ("Procedures"); and

     WHEREAS, pursuant to the Restructuring Legislation, San Diego Gas and Electric Company ("Utility") filed an application with the California Public Utilities Commission ("CPUC") on May 6, 1997 requesting approval to finance a portion of its transition costs through the issuance of Bonds and simultaneously filed part one of a completed Application Form with the Bank requesting the Bank to issue, or cause to be issued through a special purpose trust (as defined in the Restructuring Legislation), such Bonds; and

     WHEREAS, pursuant to the Restructuring Legislation, the CPUC issued Decision 97-09-057 dated September 3, 1997 ("Financing Order"), authorizing the Utility, among other things, to recover up to $800 million of its transition costs through the imposition of fixed transition amounts (as defined in the Restructuring Legislation) in amounts necessary to repay an equivalent amount of Bonds, together with overcollateralization ("Overcollateralization") for such Bonds, and authorizing one or more financing entities (as defined in the Restructuring Legislation) to issue not to exceed $800 million principal amount of Bonds on terms and conditions approved by the Bank, and the Utility consented to the terms and conditions of the Financing Order in a timely manner; and


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     WHEREAS, pursuant to the Procedures, the Secretary of the Bank has notified the Chairperson of the Bank that a completed Application Form, including exhibits thereto ("Application"), from the Utility has been received by the Bank; and

     WHEREAS, the Application has fully complied with the Procedures; and

     WHEREAS, pursuant to the Restructuring Legislation, the Financing Order also identified determinations and/or approvals required to be made by the Bank in connection with the issuance of Bonds (collectively, "Necessary Approvals"), which Necessary Approvals consist of the following: (1) approval of the final transaction structure, including the terms of the "SPE Debt Securities" (as defined in the Financing Order and hereinafter referred to as the "Notes") and the terms of the Bonds (collectively, the "Structure"); (2) approval of certain costs of issuance, delineated in the Financing Order, to be approved by the Bank ("Costs of Issuance"); (3) approval of the special purpose entity entitled "SDG&E Funding LLC" ("SPE") as a "financing entity"; (4) the amount of Overcollateralization; and (5) the determination of the final expected maturity and final legal maturity of the Bonds and Notes ("Final Maturity"); and (6) a determination of whether all or a portion of the Bonds are issued as variable rate Certificates (as defined below), notwithstanding the fact that the Notes are fixed rate; and

     WHEREAS, pursuant to the Restructuring Legislation, Bonds may be issued by the Bank or by a special purpose trust authorized by the Bank or, subject to certain conditions, by a financing entity, and pursuant to Resolution B97-09, the Bank determined that the issuer of Bonds will be a special purpose trust and, pursuant to Resolution No. B97-16, the Bank determined that the special purpose trust will be a business trust organized as a not-for-profit business trust under the laws of the State of Delaware and named California Infrastructure and Economic Development Bank Special Purpose Trust SDG&E-1 ("Trust"); and

     WHEREAS, the Utility submitted to the Bank, as an exhibit to its Application, a copy of registration statement No. 333-30761 ("Registration Statement") filed with the United States Securities and Exchange Commission by the SPE as registrant, which together with the exhibits thereto describe in detail the Structure; and

     WHEREAS, the Restructuring Legislation authorizes the sale or assignment of transition property and the pledge of such transition property, directly or indirectly, as security for Bonds; and

     WHEREAS, the Financing Order approves the SPE and the sale of the transition property, and further approves the pledge of such transition property for the payment of the Notes, which Notes will in turn constitute security for the Bonds; and

     WHEREAS, as described in the Registration Statement and the exhibits thereto, the Bonds will be denominated "California Infrastructure and Economic Development Bank Special Purpose Trust SDG&E-1 Rate Reduction Certificates, Series 1997A" ("Certificates") and will be issued by the Trust in one or more series or classes in amounts to be determined at the time of pricing of the Certificates; and

     WHEREAS, the Certificates will represent an undivided beneficial interest in the Notes of a related series or class issued by the SPE, with each series or class of Certificates being entitled to receive payments received by the Trust with respect to a corresponding series or class of Notes issued by the SPE, together with any interest exchange (swap) agreement to exchange fixed rate payments on the Notes for amounts reflecting variable rate payments on any variable rate Certificates ("Swap Agreement"); and

     WHEREAS, the Board wishes to approve the issuance of the Certificates and provide for the Necessary Approvals, approving specified documents and determining certain terms and conditions relating thereto as required by the Restructuring Legislation and the Financing Order and in accordance with the
Procedures:



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     NOW THEREFORE, the board of directors of the Bank hereby does resolve as follows:

     Section 1.  RECITALS.  The recitals above are true and correct.
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     Section 2.  TRUST CONSTITUTES SPECIAL PURPOSE TRUST; TRUST POWERS; TRUST
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AND SPE AS FINANCING ENTITIES. The Bank hereby finds and determines that the
Trust constitutes a "special purpose trust" that is authorized to purchase the Notes and issue the Certificates under the Restructuring

Legislation, which Certificates constitute "rate reduction bonds" under the Restructuring Legislation and the Financing Order.

     The Trust shall have the powers set forth in the Trust Agreement (as defined in Section 11), including the power to purchase the Notes pursuant to the Note Purchase Agreement (as defined in the Trust Agreement), issue the Certificates and execute and deliver the Underwriting Agreement and Swap Agreement.

     The Trust is authorized to issue Bonds and the SPE is authorized to purchase transition property, and each is hereby found and determined to be a "financing entity" (as defined in the Restructuring Legislation).

     Section 3.  AGREEMENT WITH SPE, TRUST AND CERTIFICATEHOLDERS.  Pursuant to
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Public Utilities Code Section 841(c), the Bank, on behalf of the State of
California, does hereby pledge and agree with the SPE, the Trust and the holders of the Certificates that the State of California shall neither limit nor alter the fixed transition amounts, the transition property, the Financing Order, and all rights thereunder until the Notes and Certificates, together with the interest thereon, are fully met and discharged, provided, however, that nothing contained herein shall preclude the limitation or alteration of such rights if and when adequate provision shall be made by law for the protection of the SPE, the Trust and the holders of the Certificates.

     Section 4.  NOTES AND CERTIFICATES NOT OBLIGATION OF STATE.  The issuance
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of Certificates shall not directly, indirectly, or contingently obligate the
State or any political subdivision thereof to levy or pledge any form of taxation therefor or to make any appropriation for their payment. Each Certificate shall bear on its face a statement to the following effect: "Neither the full faith and credit nor the taxing power of the State of California is pledged to the payment of the principal of, or interest on, this bond."

     Section 5.  STRUCTURE.  The Structure in substantially the form described
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in the Registration Statement is hereby approved.

     Section 6.  COSTS OF ISSUANCE.  The Costs of Issuance identified in Exhibit
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A to this resolution are hereby approved to be paid or reimbursed from proceeds of the Certificates and the Notes in amounts not exceeding the amounts identified therein. Other Costs of Issuance to be paid or reimbursed from proceeds of the Certificates and the Notes required in the Financing Order to be approved by the Bank and/or the State Treasurer's Office ("STO") shall be approved by the STO.

     Section 7.  OVERCOLLATERALIZATION AMOUNT.  Overcollateralization in an
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amount equal to 0.5% of the initial principal amount of the Certificates is hereby approved.

     Section 8.  FINAL MATURITY; AUTHORITY OF STO AS AGENT OF SALE.  The
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Certificates and Notes shall have an expected final maturity of not more than 10 years from their date of issuance, shall have a final legal maturity of not more than 13 years from their date of issuance and principal shall be scheduled to be repaid in substantially equal annual amounts. Subject to the preceding sentence, the Notes and the Certificates shall mature on such dates and in such principal amounts and shall bear interest at such rates per annum (or in the case of variable rate Certificates, the interest rates shall be determined in such


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manner) as determined at the time of sale by the State Treasurer as agent for sale for the Bank and the Trust pursuant to Sections 63073 and 63074 of the Government Code, and as set forth in the Underwriting Agreement approved pursuant to Section 14. The STO is hereby authorized and requested to sell the Bonds, at any time within one year of receipt of a certified copy of this resolution.

     Section 9. VARIABLE RATE CERTIFICATES.  Variable rate Certificates are
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hereby approved and authorized to be issued pursuant to the terms of the Trust
Supplement (defined and approved pursuant to Section 11) and secured by the Swap Agreement (defined and approved pursuant to Section 12), if the STO determines at the time of sale that such variable rate Certificates will result in lower overall costs on the Notes.

     Section 10. NECESSARY APPROVALS.  The Bank having approved in Sections
     -----------
2,5,6,7,8, and 9 the various components of the Necessary Approvals, hereby finds that all the Necessary Approvals have been provided for, and having provided for the Necessary Approvals, and there having been full compliance with the Procedures, hereby approves the issuance of Bonds under the terms and conditions described in this resolution.

     Section 11.  TRUST AGREEMENT; TRUST SUPPLEMENT.  For the purpose of
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establishing the Trust and delineating the powers of the Trust, the form of the
Amended and Restated Declaration and Agreement of Trust, dated as of October 26, 1997 (the "Trust Agreement"), by and among the Bank, as originator, Bankers Trust (Delaware), a Delaware banking corporation, as Delaware trustee ("Delaware Trustee"), and Bankers Trust Company of California, N.A., as Certificate trustee ("Certificate Trustee" and, together with the Delaware Trustee, the "Trustees"), and the form of First Supplemental Agreement of Trust, dated as of October 26, 1997 ("First Supplement"), including the form of same, both presented at this meeting and on file with the Secretary of this Board, are hereby approved. The Chairperson is hereby authorized and directed, for and in the name and on behalf of the Bank, to execute and deliver the Trust Agreement and the First Supplement in substantially the form presented at this meeting, with such changes therein as such officer, with the advice of Bank counsel and Brown and Wood LLP ("Bond Counsel") may require or approve, such approval to be conclusively evidenced by the execution and delivery thereof.

     Section 12.  SWAP AGREEMENT.  For the purpose of permitting the issuance of
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variable rate Certificates with fixed rate Notes, the form of the Swap Agreement appended as Exhibit B to the Trust Supplement is hereby approved. If the STO approves the issuance of variable rate Certificates pursuant to Sections 9 and 14, the Chairperson of the Board is authorized to direct the Trust to execute and deliver the Swap Agreement in substantially the form appended to the Trust Supplement, with such changes therein as such officer, with the advice of Bank Counsel and Bond Counsel, may require or approve, such approval to be conclusively evidenced by the execution and delivery thereof.

     Section 13.  FEE AND INDEMNITY AGREEMENT.  For the purpose of compensating
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and providing certain indemnities to the Trustees under the Trust Agreement, the form of the Fee and Indemnity Agreement, dated as of October 26, 1997, by and among the Certificate Trustee, the Delaware Trustee, the SPE, the Bank and Bankers Trust Company of California, N.A., as Note trustee, presented at this meeting and on file with the Secretary of this Board, is hereby approved, and the Chairperson is hereby authorized and directed, for and in the name and on behalf of the Bank, to execute and deliver such Fee and Indemnity Agreement in substantially said form, with such changes therein as such officer, with the advice of Bank counsel and Bond Counsel, may require or approve, such approval to be conclusively evidenced by the execution and delivery thereof.

     Section 14.  UNDERWRITING AGREEMENT.  For the purpose of providing for the
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sale of the Certificates, the form of the Underwriting Agreement dated as of
October 25, 1997, by and among the Utility, the Trust, the SPE, Morgan Stanley Dean Witter and Lehman Brothers as representatives of the underwriters, the Bank on behalf of the Trust and the STO, as agent of sale for the Trust, presented at this


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meeting and on file with the Secretary of this Board is hereby approved.
Upon approval by the STO of the scheduled maturity, the final legal maturity, the interest rate and the purchase price for each class of Certificates, and the award of the Certificates by the STO in accordance with Section 5702 of the Government Code, the Chairperson is hereby authorized and directed, for and in the name and on behalf of the Trust, to execute and deliver such Underwriting Agreement in substantially said form, with such changes therein as such officer, with the advice of Bank counsel and Bond Counsel, may require or approve, and not inconsistent with the terms approved by the STO, such approval to be conclusively evidenced by the execution and delivery thereof. The Secretary of the Bank shall provide a certified copy of this resolution to the STO as required by Section 63074 of the Government Code.

     Section 15.  ATTESTATION.  The Secretary of the Bank is hereby authorized
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and directed to attest the signature of the Chairperson of the Bank in connection with the execution and delivery of any document or certificate authorized to be executed pursuant to the terms of this resolution.

     Section 16.  PROCEDURE FOR EXECUTION AND DELIVERY OF DOCUMENTS.  The
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officers of the Bank are hereby authorized and directed, jointly and severally, to do any and all things necessary or desirable to execute and deliver any and all documents that they may deem necessary or desirable in order to consummate the transactions authorized hereby and to consummate the sale, execution and delivery of the Certificates by the Trust, the registration of the Notes with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the qualification of the Trust Agreement under the Trust Indenture Act of 1939, as amended and otherwise to carry out, give effect to and comply with the terms and intent of this resolution, and all such actions heretofore taken by such officers, in respect to such matters, are hereby ratified, confirmed and approved.

     Section 17. SERVICING COMPENSATION. Any Servicer shall receive annual
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compensation not to exceed 0.25% of the outstanding principal balance of the
Notes if the fixed transition amount (as defined in the Restructuring Legislation) is included as a line item on bills otherwise sent to customers, and shall receive annual compensation not to exceed 1.5% of the outstanding principal balance of the Notes if the fixed transition amount is billed separately to customers.

     Section 18. RATINGS. The Certificates shall be rated the highest rating
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category by any rating agency rating the Certificates.

     Section 19.  EFFECTIVE DATE OF RESOLUTION.  This resolution shall take
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effect from and after its adoption.

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     PASSED, APPROVED AND ADOPTED at a meeting of the California Infrastructure and Economic Development Bank on November 10, 1997 by the following vote:


          AYES:

          NOES:

          ABSENT:

          ABSTAIN:


                                            ---------------------------------
                                            CHRISTOPHER S. HOLBEN, Chairperson


ATTEST:



-------------------------------------
GLENN STOBER,
Secretary of the Board of Directors

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Exhibit A
Resolution B97-17

                                Cost of Issuance

Payee                               Description                    Amount
-----                               -----------                    ------
California Infrastructure
 and Economic Development Bank      Bank fees(1)                $60,000

Brown & Wood LLP                    Bond Counsel fees            $220,000

Public Resources Advisory Group     Financial Advisor fees       $40,000

Bankers Trust of California, N.A.  Note, Certificate and
 and Bankers Trust (Delaware)       Delaware Trustee fees        $10,200

Bankers Trust of California, N.A.  Trustee Counsel Fees
 and Bankers Trust (Delaware)                                    $17,000

TOTAL                                                            $347,200(2)

(1) All fees categories include both fees and disbursements.

(2) $50,000 of this fee will be credited to Utility as reimbursement for previously paid Bank Application fee.